Exhibit 99.1
FOR IMMEDIATE RELEASE
July 27, 2016

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Second Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 129-year-old IBERIABANK (www.iberiabank.com), reported financial results for the second quarter ended June 30, 2016. For the quarter, the Company reported income available to common shareholders of $50.0 million, or $1.21 fully diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the second quarter of 2016 was $1.18 per common share (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics). Both EPS and Core EPS in the second quarter of 2016 were within management's guidance range and exceeded consensus analyst expectations.

Daryl G. Byrd, President and Chief Executive Officer, commented, “We are very pleased to report solid bottom-line financial performance in the second quarter and continued progress toward achieving our strategic goals. During the second quarter, our energy exposure declined materially. In addition, stabilization of credit conditions resulted in a lower provision on a linked quarter basis. We experienced strong loan growth and seasonably strong fee income expansion. Good revenue growth combined with continued cost containment efforts resulted in improved operating leverage. During this quarter, we also bolstered our capital position through the completion of our second preferred stock offering and bought back common shares in conjunction with our recently authorized buyback program. We believe it was a very active and dynamic quarter."

Byrd continued, "As a result of these actions we saw tremendous momentum on multiple strategic fronts. This progress included hitting the 1.00% mark on return on average assets on an annualized basis, growing tangible book value per share by 3%, bringing the dividend payout ratio to 28%, attaining our non-GAAP core tangible efficiency goal of 60%, progressing on our energy-related loans, and continuing to strengthen our balance sheet. We believe our unique business model creates long-term shareholder value by generating high-quality client growth, while maintaining strong diversification and favorable financial performance. We believe these efforts were evident in our financial and operating results this quarter."

Highlights for the Second Quarter of 2016 and at June 30, 2016:

•
During the second quarter, the Company continued to reduce energy-related exposures as a result of reduced commitments, increased levels of loan pay-downs, and charge-offs of specific energy-related credits. Energy-related loans ("energy loans") decreased $70 million, or 10%, between March 31, 2016 and June 30, 2016, and at June 30, 2016, equated to 4.5% of total loans. At June 30, 2016, the Company had approximately $35 million in aggregate reserves for energy loans and unfunded commitments, a decrease of $4 million, or 10%, since March 31, 2016. At quarter-end, energy-related reserves equated to 5.3% of energy loans outstanding.

•
The Company's net interest margin declined three basis points on a linked quarter basis to 3.61%, which approximated management’s expectations. The Company's cash margin declined seven basis points on a linked quarter basis.

•
On a linked quarter basis, the Company's revenues increased $10.4 million, or 5%, and non-GAAP core revenues increased $8.8 million, or 4%. Over the same period, expenses increased $2.1 million, or 1%, and non-GAAP core expenses increased $4.6 million, or 3%. The efficiency ratio improved from 63.3% to 61.3%, while non-GAAP core tangible efficiency ratio improved from 60.3% to 60.0% on a linked quarter basis.

•
Total loan growth was $271 million, or 2%, between March 31, 2016 and June 30, 2016. Legacy loan growth, which excludes all assets covered under FDIC loss share agreements and other non-covered acquired assets (collectively, “Acquired Assets”), increased $456 million, or 4% (16% annualized rate), on a period-end basis and $418 million, or 4% (15% annualized rate), on an average balance basis.

•
Total deposits decreased $399 million, or 2%, between quarter-ends, and increased $34 million, or less than 1%, on an average balance basis. Non-interest-bearing deposits increased $55 million, or 1%, between quarter-ends and increased $76 million, or 2%, on an average balance basis.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	6/30/2016	3/31/2016	% Change	6/30/2015	% Change
GAAP BASIS:
Net income available to common shareholders	$49,956	$40,193	24.3	$30,836	62.0
Earnings per common share - diluted	1.21	0.97	24.7	0.79	53.2

Average gross loans and leases	$14,570,945	$14,354,410	1.5	$13,297,724	9.6
Average total deposits	15,979,391	15,945,069	0.2	15,132,197	5.6
Net interest margin (TE) (1)	3.61%	3.64%		3.52%

Total revenues	$227,670	$217,248	4.8	$207,190	9.9
Total non-interest expense	139,504	137,452	1.5	153,209	(8.9)
Efficiency ratio (TE) (1)	61.3%	63.3%		73.9%
Return on average assets	1.00	0.82		0.67
Return on average common equity	8.05	6.59		5.54

NON-GAAP BASIS (2):
Core revenues	$225,881	$217,052	4.1	$205,924	9.7
Core non-interest expense	139,443	134,860	3.4	136,450	2.2
Core earnings per common share - diluted	1.18	1.01	16.8	1.05	12.4
Core tangible efficiency ratio (TE) (1) (4)	60.0%	60.3%		64.4%
Core return on average assets	0.98	0.85		0.89
Core return on average tangible common equity (4)	11.64	10.26		11.14
Net interest margin (TE) - cash basis (1) (3)	3.41	3.48		3.29

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(3) See Table 11 for adjustments related to purchase discounts on acquired loans and related accretion and the impact of the FDIC indemnification asset.
(4) Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results

On a linked quarter basis, average loan volume (including the FDIC loss share receivable) increased $211 million, or 1%, and the associated tax-equivalent yield decreased two basis points. Over that period, average legacy loans increased $418 million, or 4%, with a decrease in yield of two basis points, and average Acquired Assets (including the FDIC loss share receivable) decreased $207 million, or 7%, and the yield increased 17 basis points. All other average earning assets, including investment securities, mortgage loans held for sale, and interest-bearing deposits in other institutions, increased a total of $70 million, or 2%.

On a linked quarter basis, average earning assets increased $282 million, or 2%, and the average earning asset yield decreased two basis points. Average interest-bearing liabilities increased $158 million, or 1%, and the cost of interest-bearing liabilities increased one basis point. As a result, the net interest spread and margin each declined three basis points. On a linked quarter basis, tax-equivalent net interest income increased $1.3 million, or 1%.

In the second quarter of 2016, non-interest income increased $9.1 million, or 16%, compared to the first quarter of 2016. Non-core non-interest income totaled $1.8 million in the second quarter of 2016, as a result of gains on the sale of investment securities sold under favorable temporary market conditions. Core non-interest income increased $7.5 million, or 13%, on a linked quarter basis. The primary changes in core non-interest income on a linked quarter basis included:

•	Increased mortgage income of $6.1 million, or 30%; and

•	Increased title revenues of $1.4 million, or 29%.

In the second quarter of 2016, the Company originated $709 million in residential mortgage loans, up $193 million, or 37%, on a linked quarter basis. Client loan refinancing opportunities accounted for approximately 16% of mortgage loan applications in the second quarter of 2016, compared to 23% on a linked quarter basis. The Company sold $673 million in mortgage loans during the second quarter of 2016, up $185 million, or 38%, on a linked quarter basis. Loans held for sale increased from $193 million at March 31, 2016, to $230 million at June 30, 2016. The mortgage origination locked pipeline remained steady at $345 million between quarter-ends, and was up $16 million, or 5%, over the comparable period last year. At July 22, 2016, the locked pipeline was $357 million, up slightly compared to June 30, 2016. The improvement in mortgage income on a linked quarter basis was primarily the result of seasonal demand leading to higher volumes of mortgage loan originations and a stable mortgage locked pipeline.

Non-interest expense increased $2.1 million, or 1%, on a linked quarter basis, while non-core expense decreased $2.5 million and core expense increased $4.6 million, or 3%. Core expense changes included the following on a linked-quarter basis:

•	Increased mortgage commission expenses of $2.7 million as a result of higher mortgage loan origination volumes;

•	Increased annual incentives expense of $1.7 million;

•	Increased other salaries and benefits expense of $0.3 million; and

•	Increased professional services expense of $0.6 million; partially offset by

•	Decreased travel and entertainment expenses of $0.4 million.

The Company's core tangible efficiency ratio in the second quarter of 2016 was 60.0%, down from 60.3% in the first quarter of 2016. The Company continues to focus on expense containment and revenue enhancement strategies intended to further improve its targeted core tangible efficiency ratio.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		6/30/2016	3/31/2016	% Change	6/30/2015	% Change
PERIOD-END BALANCES:
	Total loans and leases	$14,722,561	$14,451,244	1.9	$13,950,563	5.5
	Legacy loans and leases	11,984,849	11,528,697	4.0	10,395,553	15.3
	Total deposits	15,862,027	16,260,566	(2.5)	16,119,541	(1.6)

ASSET QUALITY RATIOS (LEGACY):
	Past due loans to total loans (1)	1.18%	1.18%		0.78%
	Non-performing assets to total assets (2)	0.63	0.65		0.55
	Classified assets to total assets (3)	2.09	2.21		0.84

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	9.00%	8.83%		8.68%
	Tier 1 leverage ratio	9.70	9.41		9.24
	Total risk-based capital ratio	12.44	12.21		11.49

PER COMMON SHARE DATA:
	Book value	$61.05	$59.93	1.9	$57.53	6.1
	Tangible book value (4) (5)	42.53	41.38	2.8	39.00	9.1
	Closing stock price	59.73	51.27	16.5	68.23	(12.5)
	Cash dividends	0.34	0.34	—	0.34	—

(1)	Past due loans include non-accruing loans.
(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(3)	Classified assets consist of $364 million, $378 million and $131 million at June 30, 2016, March 31, 2016, and June 30, 2015, respectively.
(4)	See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Loans

Total loans increased $271 million, or 2%, between March 31, 2016, and June 30, 2016. Over that period, Acquired Assets decreased $185 million, or 6%, and legacy loans increased $456 million, or 4% (16% annualized rate), including a decrease in total energy loans of $70 million, or 10%, and a decline in indirect automobile loans of $31 million, or 15%. During the second quarter of 2016, legacy commercial loans increased $358 million, or 4% (which included $52 million in small business loan growth, up 5%, or 18% annualized rate), legacy consumer loans increased $34 million, or 1%, and legacy mortgage loans increased $64 million, or 9% (35% annualized rate). Period-end loan growth during the second quarter of 2016 was strongest in the Memphis, New Orleans, Orlando, Southeast Florida, and Tampa markets. Funded loan origination and renewal mix in the second quarter of 2016 was 36% fixed rate and 64% floating rate, and total loans outstanding (excluding non-accruals) were 44% fixed and 56% floating. Commitments originated and/or renewed during the second quarter of 2016 were a record level of $1.6 billion (up 17% on a linked quarter basis).

Loans originated and/or renewed during the second quarter of 2016 totaled $1.0 billion (up 14% on a linked quarter basis). At June 30, 2016, the Company's commercial loan pipeline was approximately $1.0 billion.

Table C - Period-End Loans
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	6/30/2016	3/31/2016	6/30/2015	$	%	Annualized	$	%	6/30/2016	3/31/2016
Legacy loans:
Commercial	$8,784,789	$8,427,154	$7,538,703	357,635	4.2	16.8%	1,246,086	16.5	73.3%	73.1%
Residential mortgage	794,701	730,621	616,497	64,080	8.8	35.2%	178,204	28.9	6.6%	6.3%
Consumer	2,405,359	2,370,922	2,240,353	34,437	1.5	6.0%	165,006	7.4	20.1%	20.6%
Total legacy loans	11,984,849	11,528,697	10,395,553	456,152	4.0	16.0%	1,589,296	15.3	100.0%	100.0%

Acquired loans:
Balance at beginning of period	2,922,547	3,136,908	2,978,592	(214,361)	(6.8)		(56,045)	(1.9)
Loans acquired during the period	—	—	801,126	—	—		(801,126)	(100.0)
Net paydown activity	(184,835)	(214,361)	(224,708)	29,526	(13.8)		39,873	(17.7)
Total acquired loans	2,737,712	2,922,547	3,555,010	(184,835)	(6.3)		(817,298)	(23.0)
Total loans	$14,722,561	$14,451,244	$13,950,563	271,317	1.9		771,998	5.5

Energy loans outstanding totaled $662 million at June 30, 2016, down $70 million, or 10%, compared to March 31, 2016, and equated to approximately 4.5% of total loans (down from 5.1% at March 31, 2016). Energy-related commitments totaled $1.1 billion at June 30, 2016, down $144 million, or 12%, compared to March 31, 2016. Loans to exploration and production companies accounted for 49% of energy loans outstanding and 53% of energy loan commitments at June 30, 2016. Midstream companies accounted for 19% of each energy loans and energy loan commitments, and service companies accounted for 32% of energy loans and 28% of energy loan commitments. At June 30, 2016, $61 million in energy loans were on non-accrual status (compared to $46 million at March 31, 2016), and $3 million in energy loans were past due greater than 30 days at quarter-end. At June 30, 2016, approximately 37% of energy loans were classified and 47% were criticized, compared to 39% and 49%, respectively at March 31, 2016. To date, the Company has experienced $8 million in energy-related charge-offs. Additional information regarding the Company’s energy loan and commitment exposure is provided in Table 8 of this press release and in the supplemental investor presentation.

At June 30, 2016, the Company’s indirect automobile lending business had approximately $182 million in loans outstanding, down $31 million, or 15%, compared to March 31, 2016 (1.2% of total loans outstanding compared to 1.5% at March 31, 2016).

Deposits

Total deposits decreased $399 million, or 2%, between March 31, 2016 and June 30, 2016. Over that period, non-interest-bearing deposits increased $55 million, or 1%, and equated to 29% of total deposits at June 30, 2016. Similarly, NOW accounts increased $25 million, or less than 1%, savings deposits increased $25 million, or 3%, and time deposits increased $69 million, or 3%. Between March 31, 2016 and June 30, 2016, money market accounts decreased $573 million, or 10%. The decline in money market deposit balances was primarily the result of movement in a few large commercial client balances due to seasonal and specific deployment opportunities. Deposit growth during the second quarter of 2016 was strongest in the Tampa, Birmingham, and Baton Rouge markets.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	6/30/2016	3/31/2016	6/30/2015	$	%	Annualized	$	%	6/30/2016	3/31/2016
Non-interest-bearing	$4,539,254	$4,484,024	$4,166,850	55,230	1.2	4.9%	372,404	8.9	28.6%	27.6%
NOW accounts	2,985,284	2,960,562	2,623,697	24,722	0.8	3.3%	361,587	13.8	18.8%	18.2%
Money market accounts	5,391,390	5,964,029	6,199,405	(572,639)	(9.6)	(38.4)%	(808,015)	(13.0)	34.0%	36.7%
Savings accounts	796,855	772,117	725,633	24,738	3.2	12.8%	71,222	9.8	5.0%	4.7%
Time deposits	2,149,244	2,079,834	2,403,956	69,410	3.3	13.3%	(254,712)	(10.6)	13.6%	12.8%
Total deposits	$15,862,027	$16,260,566	$16,119,541	(398,539)	(2.5)	(9.8)%	(257,514)	(1.6)	100.0%	100.0%

On an average balance and linked quarter basis, non-interest-bearing deposits increased $76 million, or 2%, and interest-bearing deposits decreased $41 million, or less than 1%. The rate on average interest-bearing deposits in the second quarter of 2016 was 0.42%, unchanged on a linked quarter basis.

Other Assets And Funding

On an average balance and linked quarter basis, the investment portfolio was stable at $2.9 billion in the second quarter of 2016. On a period-end basis, the investment portfolio equated to $2.9 billion, or 14% of total assets at June 30, 2016, unchanged compared to March 31, 2016. The investment portfolio had an effective duration of 2.7 years at June 30, 2016, compared to 2.8 years at March 31, 2016. The investment portfolio had a $52 million unrealized gain at June 30, 2016, up from $39 million at March 31, 2016. The average yield on investment securities decreased seven basis points on a linked quarter basis, to 2.18% in the second quarter of 2016. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised 11% of total investments at June 30, 2016. The Company holds for investment no sovereign debt, equity securities, trust preferred securities, or derivative exposure to foreign counterparties.

On a linked quarter basis, average short-term borrowings (including repurchase agreements) increased $130 million, or 26%, and the cost of short-term borrowings increased three basis points. At June 30, 2016, short-term borrowings (including repurchase agreements) increased $267 million, or 54%, compared to March 31, 2016. On a linked quarter basis, average long-term debt increased $70 million, or 13%, and the cost of long-term debt decreased 11 basis points to 2.24%. The cost of average interest-bearing liabilities was 0.50% in the second quarter of 2016, up one basis point on a linked quarter basis.

Asset Quality

Between March 31, 2016 and June 30, 2016, legacy non-performing assets ("NPAs") decreased $1 million, or 1%. At June 30, 2016, NPAs included $8 million in former bank branches and related real estate, a decrease of 28% compared to March 31, 2016. At June 30, 2016, legacy NPAs equated to 0.63% of total assets, down from 0.65% at March 31, 2016, and 0.59% of total assets excluding bank-related properties, unchanged from March 31, 2016.

Legacy loans past due 30 days or more (excluding non-accruing loans) increased $4 million, or 9%, and represented 0.39% of total legacy loans at June 30, 2016, compared to 0.37% at March 31, 2016.

Net charge-offs totaled $11.9 million in the second quarter of 2016, up $7.9 million compared to the first quarter of 2016. Annualized net charge-offs equated to 0.33% of average loans in the second quarter of 2016, up 22 basis points on a linked quarter basis. Energy loans accounted for approximately 65% of the net charge-offs incurred during the second quarter of 2016. The energy-related net charge-offs were covered through specific reserves accrued in prior quarters. The Company’s provision for loan losses decreased $3.0 million, or 20%, on a linked quarter basis to $11.9 million.

Capital Position

At June 30, 2016, the Company reported a non-GAAP tangible common equity ratio of 9.00%, up 17 basis points compared to March 31, 2016, and the preliminary Tier 1 leverage ratio was 9.70%, up 29 basis points compared to March 31, 2016. The Company’s preliminary calculation of its total risk-based capital ratio at June 30, 2016, was 12.44%, up 23 basis points compared to March 31, 2016.

At June 30, 2016, book value per common share was $61.05, up $1.12 per share, or 2%, compared to March 31, 2016. Tangible book value per common share was $42.53, up $1.15 per share, or 3%, compared to March 31, 2016. Based on the closing stock price of the Company’s common stock of $63.38 per share on July 27, 2016, this price equated to 1.04 times June 30, 2016 book value per common share and 1.49 times June 30, 2016 tangible book value per common share.

Cash Dividends On Common Stock. On June 20, 2016, the Company declared a quarterly cash dividend of $0.34 per common share. This common dividend level equated to an annualized dividend rate of $1.36 per common share. Based on the Company's closing common stock price on July 27, 2016, the indicated dividend yield was 2.15% per common share. The payment of dividends is at the discretion of the Board of Directors.

Series B Preferred Stock. On August 5, 2015, the Company sold 3.2 million depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock. The Series B preferred stock has an initial coupon equal to 6.625% for a period of 10 years, and thereafter floats at a rate of LIBOR plus 426.2 basis points. The Company raised approximately $80 million in gross proceeds from the transaction. On July 5, 2016, the Company declared a semi-annual cash dividend of $0.828 per depositary share that is payable on August 1, 2016.

Series C Preferred Stock. On May 9, 2016, the Company sold 2.3 million depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock. The Series C preferred stock has an initial coupon equal to 6.60% for a period of 10 years, and thereafter floats at a rate of LIBOR plus 492 basis points. The Company raised approximately $57.5 million in gross proceeds from the transaction. On June 27, 2016, the Company declared a quarterly cash dividend of $0.37 per depositary share that is payable on August 1, 2016.

Common Stock Repurchase Program. On May 4, 2016, the Board of Directors of the Company authorized the repurchase of up to 950,000 shares of the Company's common stock. During the second quarter of 2016, the Company repurchased 202,506 common shares at a weighted average price of $57.61 per common share.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 299 combined offices, including 199 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, and Georgia, 24 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 64 locations in 10 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock and Series C Preferred Stock trade on the NASDAQ Global Select Market under the symbols "IBKCP" and "IBKCO", respectively. The Company’s common stock market capitalization was approximately $2.6 billion, based on the NASDAQ Global Select Market closing stock price on July 27, 2016.

The following 12 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FBR & Co.

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Thursday, July 28, 2016, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 8824131. A replay of the call will be available until midnight Central Time on August 4, 2016 by dialing 1-877-344-7529. The confirmation code for the replay is 10089124. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include but are not limited to descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger related charges and recoveries, litigation charges and recoveries, and debt repayment penalties. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.
 Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.  Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, refinements to purchase accounting adjustments for acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, utilization of non-GAAP financial measures, credit risk of our customers, resolution of assets subject to loss share agreements with the FDIC within the coverage periods, effects of the on-going correction in residential real estate prices and  levels of home sales, our ability to satisfy new capital and liquidity standards such as those imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and those adopted by the Basel Committee on Banking Supervision and federal banking regulators, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, competition from competitors with greater financial resources than the Company, reputational risk and social factors, compliance with laws and regulations, increases in FDIC insurance assessments, geographic concentration of our markets, economic and business conditions in our markets or nationally, including the impact of volatility of oil and gas prices, rapid changes in the financial services industry, significant litigation, cyber-security risks including dependence on our operational, technological, and organizational systems and infrastructure and those of third party providers of those services, hurricanes and other adverse weather events, and valuation of intangible assets. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	6/30/2016	3/31/2016	% Change	6/30/2015	% Change
Net interest income	$162,753	$161,403	0.8	$145,677	11.7
Net interest income (TE) (1)	165,085	163,764	0.8	147,673	11.8
Total revenues	227,670	217,248	4.8	207,190	9.9
Provision for loan losses	11,866	14,905	(20.4)	8,790	35.0
Non-interest expense	139,504	137,452	1.5	153,209	(8.9)
Net income available to common shareholders	49,956	40,193	24.3	30,836	62.0

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.21	$0.98	23.5	$0.79	53.2
Earnings available to common shareholders - diluted	1.21	0.97	24.7	0.79	53.2
Core earnings (Non-GAAP) (2)	1.18	1.01	16.8	1.05	12.4
Book value	61.05	59.93	1.9	57.53	6.1
Tangible book value (2) (3)	42.53	41.38	2.8	39.00	9.1
Closing stock price	59.73	51.27	16.5	68.23	(12.5)
Cash dividends	0.34	0.34	—	0.34	—

KEY RATIOS AND OTHER DATA (6):
Net interest margin (TE) (1)	3.61%	3.64%		3.52%
Efficiency ratio	61.3	63.3		73.9
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	60.0	60.3		64.4
Return on average assets	1.00	0.82		0.67
Return on average common equity	8.05	6.59		5.54
Core return on average tangible common equity (Non-GAAP) (2)(3)	11.64	10.26		11.14
Effective tax rate	33.4	34.1		31.8
Full-time equivalent employees	3,122	3,112		3,215

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (2) (3)	9.00%	8.83%		8.68%
Tangible common equity to risk-weighted assets (3)	10.14	10.14		9.89
Tier 1 leverage ratio (4)	9.70	9.41		9.24
Common equity Tier 1 (CET 1) (transitional) (4)	10.06	10.11		9.97
Common equity Tier 1 (CET 1) (fully phased-in) (4)	9.99	10.02		9.71
Tier 1 capital (transitional) (4)	10.83	10.56		10.06
Total risk-based capital ratio (4)	12.44	12.21		11.49
Common stock dividend payout ratio	28.0	34.9		45.3
Classified assets to Tier 1 capital	25.1	28.4		20.0

ASSET QUALITY RATIOS (LEGACY):
	Non-performing assets to total assets (5)	0.63%	0.65%	0.55%
	Allowance for loan losses to loans	0.89	0.92	0.81
	Net charge-offs to average loans (annualized)	0.38	0.15	0.14
	Non-performing assets to total loans and OREO (5)	0.92	0.96	0.83

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2)	See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(3)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(4)	Capital ratios as of June 30, 2016 are estimated.
(5)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(6)	All ratios are calculated on an annualized basis for the periods indicated.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	6/30/2016	3/31/2016	$	%	12/31/2015	9/30/2015	6/30/2015	$	%
Interest income	$178,694	$176,936	1,758	1.0	$176,651	$171,077	$160,545	18,149	11.3
Interest expense	15,941	15,533	408	2.6	15,491	15,960	14,868	1,073	7.2
Net interest income	162,753	161,403	1,350	0.8	161,160	155,117	145,677	17,076	11.7
Provision for loan losses	11,866	14,905	(3,039)	(20.4)	11,711	5,062	8,790	3,076	35.0
Net interest income after provision for loan losses	150,887	146,498	4,389	3.0	149,449	150,055	136,887	14,000	10.2
Mortgage income	25,991	19,940	6,051	30.3	16,765	20,628	25,246	745	3.0
Service charges on deposit accounts	10,940	10,951	(11)	(0.1)	11,431	11,342	10,162	778	7.7
Title revenue	6,135	4,745	1,390	29.3	5,435	6,627	6,146	(11)	(0.2)
Broker commissions	3,712	3,823	(111)	(2.9)	4,130	3,839	5,461	(1,749)	(32.0)
ATM/debit card fee income	3,650	3,503	147	4.2	3,569	3,562	3,583	67	1.9
Income from bank owned life insurance	1,411	1,202	209	17.4	1,096	1,093	1,075	336	31.3
Gain on sale of available-for-sale securities	1,789	196	1,593	812.8	6	280	903	886	98.1
Other non-interest income	11,289	11,485	(196)	(1.7)	10,071	10,107	8,937	2,352	26.3
Total non-interest income	64,917	55,845	9,072	16.2	52,503	57,478	61,513	3,404	5.5
Salaries and employee benefits	85,105	80,742	4,363	5.4	83,455	82,416	84,019	1,086	1.3
Occupancy and equipment	16,813	16,907	(94)	(0.6)	16,928	17,987	17,366	(553)	(3.2)
Amortization of acquisition intangibles	2,109	2,113	(4)	(0.2)	1,795	2,338	2,155	(46)	(2.1)
Other non-interest expense	35,477	37,690	(2,213)	(5.9)	36,797	42,227	49,669	(14,192)	(28.6)
Total non-interest expense	139,504	137,452	2,052	1.5	138,975	144,968	153,209	(13,705)	(8.9)
Income before income taxes	76,300	64,891	11,409	17.6	62,977	62,565	45,191	31,109	68.8
Income tax expense	25,490	22,122	3,368	15.2	18,570	20,090	14,355	11,135	77.6
Net income	50,810	42,769	8,041	18.8	44,407	42,475	30,836	19,974	64.8
Preferred stock dividends	854	2,576	(1,722)	(66.8)	—	—	—	854	—
Net income available to common shareholders	$49,956	$40,193	9,763	24.3	$44,407	$42,475	$30,836	19,120	62.0

Income available to common shareholders - basic	$49,956	$40,193	9,763	24.3	$44,407	$42,475	$30,836	19,120	62.0
Earnings allocated to unvested restricted stock	(540)	(460)	(80)	17.4	(505)	(492)	(355)	(185)	52.1
Income allocated to common shareholders	$49,416	$39,733	9,683	24.4	$43,902	$41,983	$30,481	18,935	62.1

Earnings per common share - basic	$1.21	$0.98	0.23	23.5	$1.08	$1.04	$0.79	0.42	53.2

Earnings per common share - diluted	1.21	0.97	0.24	24.7	1.08	1.03	0.79	0.42	53.2
Impact of non-core items (Non-GAAP) (1)	(0.03)	0.04	(0.07)	(175.0)	0.03	0.04	0.26	(0.29)	(111.5)
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$1.18	$1.01	0.17	16.8	$1.11	$1.07	$1.05	0.13	12.4

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	41,232	41,186	46	0.1	40,996	40,995	39,015	2,217	5.7
Weighted average common shares outstanding - diluted	40,908	40,765	143	0.4	40,597	40,614	38,667	2,241	5.8
Book value shares (period end)	41,039	41,232	(193)	(0.5)	41,140	41,129	41,117	(78)	(0.2)

(1) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Six Months Ended
	6/30/2016	6/30/2015	$ Change	% Change
Interest income	$355,630	$299,130	56,500	18.9
Interest expense	31,474	27,649	3,825	13.8
Net interest income	324,156	271,481	52,675	19.4
Provision for loan losses	26,771	14,135	12,636	89.4
Net interest income after provision for loan losses	297,385	257,346	40,039	15.6
Mortgage income	45,931	43,269	2,662	6.2
Service charges on deposit accounts	21,891	19,424	2,467	12.7
Title revenue	10,880	10,775	105	1.0
Broker commissions	7,535	9,623	(2,088)	(21.7)
ATM/debit card fee income	7,153	6,858	295	4.3
Income from bank owned life insurance	2,613	2,167	446	20.6
Gain on sale of available-for-sale securities	1,985	1,289	696	54.0
Other non-interest income	22,774	17,007	5,767	33.9
Total non-interest income	120,762	110,412	10,350	9.4
Salaries and employee benefits	165,847	156,715	9,132	5.8
Occupancy and equipment	33,720	33,626	94	0.3
Amortization of acquisition intangibles	4,222	3,678	544	14.8
Other non-interest expense	73,167	92,343	(19,176)	(20.8)
Total non-interest expense	276,956	286,362	(9,406)	(3.3)
Income before income taxes	141,191	81,396	59,795	73.5
Income tax expense	47,612	25,434	22,178	87.2
Net income	93,579	55,962	37,617	67.2
Preferred stock dividends	3,430	—	3,430	—
Net income available to common shareholders	$90,149	$55,962	34,187	61.1

Income available to common shareholders - basic	$90,149	$55,962	34,187	61.1
Earnings allocated to unvested restricted stock	(1,003)	(675)	(328)	48.6
Income allocated to common shareholders	$89,146	$55,287	33,859	61.2

Earnings per common share - basic	$2.19	$1.54	0.65	42.2

Earnings per common share - diluted	2.18	1.54	0.64	41.6
Impact of non-core items (Non-GAAP) (1)	0.01	0.46	(0.45)	(97.8)
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$2.19	$2.00	0.19	9.5

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	41,209	36,352	4,857	13.4
Weighted average common shares outstanding - diluted	40,836	35,966	4,870	13.5
Book value shares (period end)	41,039	41,117	(78)	(0.2)

(1) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	6/30/2016	3/31/2016	$	%	12/31/2015	9/30/2015	6/30/2015	$	%
Cash and due from banks	$288,141	$300,207	(12,066)	(4.0)	$241,650	$370,657	$300,257	(12,116)	(4.0)
Interest-bearing deposits in other banks	417,157	696,448	(279,291)	(40.1)	268,617	311,615	591,018	(173,861)	(29.4)
Total cash and cash equivalents	705,298	996,655	(291,357)	(29.2)	510,267	682,272	891,275	(185,977)	(20.9)
Investment securities available for sale	2,776,015	2,755,425	20,590	0.7	2,800,286	2,827,805	2,413,158	362,857	15.0
Investment securities held to maturity	92,904	96,117	(3,213)	(3.3)	98,928	98,330	101,475	(8,571)	(8.4)
Total investment securities	2,868,919	2,851,542	17,377	0.6	2,899,214	2,926,135	2,514,633	354,286	14.1
Mortgage loans held for sale	229,653	192,545	37,108	19.3	166,247	202,168	220,765	8,888	4.0
Loans, net of unearned income	14,722,561	14,451,244	271,317	1.9	14,327,428	14,117,019	13,950,563	771,998	5.5
Allowance for loan losses	(147,452)	(146,557)	(895)	0.6	(138,378)	(130,254)	(128,149)	(19,303)	15.1
Loans, net	14,575,109	14,304,687	270,422	1.9	14,189,050	13,986,765	13,822,414	752,695	5.4
Loss share receivable	29,224	33,564	(4,340)	(12.9)	39,878	43,443	50,452	(21,228)	(42.1)
Premises and equipment	311,173	314,615	(3,442)	(1.1)	323,902	333,273	342,949	(31,776)	(9.3)
Goodwill and other intangibles	763,387	768,235	(4,848)	(0.6)	765,655	766,589	765,813	(2,426)	(0.3)
Other assets	678,092	630,720	47,372	7.5	609,855	593,580	630,627	47,465	7.5
Total assets	$20,160,855	$20,092,563	68,292	0.3	$19,504,068	$19,534,225	$19,238,928	921,927	4.8

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,539,254	$4,484,024	55,230	1.2	$4,352,229	$4,392,808	$4,166,850	372,404	8.9
NOW accounts	2,985,284	2,960,562	24,722	0.8	2,974,176	2,635,021	2,623,697	361,587	13.8
Savings and money market accounts	6,188,245	6,736,146	(547,901)	(8.1)	6,727,720	6,999,863	6,925,038	(736,793)	(10.6)
Certificates of deposit	2,149,244	2,079,834	69,410	3.3	2,124,623	2,275,373	2,403,956	(254,712)	(10.6)
Total deposits	15,862,027	16,260,566	(398,539)	(2.5)	16,178,748	16,303,065	16,119,541	(257,514)	(1.6)
Short-term borrowings	477,620	195,000	282,620	144.9	110,000	10,000	59,300	418,320	705.4
Securities sold under agreements to repurchase	288,017	303,238	(15,221)	(5.0)	216,617	212,460	209,004	79,013	37.8
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	567,326	478,814	88,512	18.5	220,337	221,863	222,202	345,124	155.3
Other liabilities	208,158	186,926	21,232	11.4	159,421	183,526	143,487	64,671	45.1
Total liabilities	17,523,258	17,544,654	(21,396)	(0.1)	17,005,233	17,051,024	16,873,644	649,614	3.8
Total shareholders' equity	2,637,597	2,547,909	89,688	3.5	2,498,835	2,483,201	2,365,284	272,313	11.5
Total liabilities and shareholders' equity	$20,160,855	$20,092,563	68,292	0.3	$19,504,068	$19,534,225	$19,238,928	921,927	4.8

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	6/30/2016	3/31/2016	$	%	12/31/2015	9/30/2015	6/30/2015	$	%
Cash and due from banks	$304,304	$292,476	11,828	4.0	$352,854	$327,370	$263,844	40,460	15.3
Interest-bearing deposits in other banks	386,139	365,709	20,430	5.6	319,302	682,764	582,032	(195,893)	(33.7)
Total cash and cash equivalents	690,443	658,185	32,258	4.9	672,156	1,010,134	845,876	(155,433)	(18.4)
Investment securities available for sale	2,823,292	2,797,320	25,972	0.9	2,829,825	2,660,423	2,417,002	406,290	16.8
Investment securities held to maturity	94,609	97,391	(2,782)	(2.9)	100,113	99,864	106,871	(12,262)	(11.5)
Total investment securities	2,917,901	2,894,711	23,190	0.8	2,929,938	2,760,287	2,523,873	394,028	15.6
Mortgage loans held for sale	211,468	160,873	50,595	31.5	169,616	200,895	202,691	8,777	4.3
Loans, net of unearned income	14,570,945	14,354,410	216,535	1.5	14,185,150	14,009,601	13,297,724	1,273,221	9.6
Allowance for loan losses	(149,037)	(141,393)	(7,644)	5.4	(135,209)	(130,367)	(129,069)	(19,968)	15.5
Loans, net	14,421,908	14,213,017	208,891	1.5	14,049,941	13,879,234	13,168,655	1,253,253	9.5
Loss share receivable	32,189	37,360	(5,171)	(13.8)	41,205	47,190	55,751	(23,562)	(42.3)
Premises and equipment	313,862	322,086	(8,224)	(2.6)	329,604	339,860	341,829	(27,967)	(8.2)
Goodwill and other intangibles	764,818	765,898	(1,080)	(0.1)	766,664	766,712	708,085	56,733	8.0
Other assets	651,328	609,181	42,147	6.9	592,042	599,758	598,526	52,802	8.8
Total assets	$20,003,917	$19,661,311	342,606	1.7	$19,551,166	$19,604,070	$18,445,286	1,558,631	8.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,463,928	$4,388,259	75,669	1.7	$4,459,980	$4,265,912	$3,933,468	530,460	13.5
NOW accounts	2,911,510	2,859,940	51,570	1.8	2,720,128	2,655,069	2,639,140	272,370	10.3
Savings and money market accounts	6,486,242	6,598,838	(112,596)	(1.7)	6,899,090	7,104,789	6,228,052	258,190	4.1
Certificates of deposit	2,117,711	2,098,032	19,679	0.9	2,213,557	2,343,794	2,331,537	(213,826)	(9.2)
Total deposits	15,979,391	15,945,069	34,322	0.2	16,292,755	16,369,564	15,132,197	847,194	5.6
Short-term borrowings	358,837	277,374	81,463	29.4	16,109	41,033	225,437	133,400	59.2
Securities sold under agreements to repurchase	265,465	217,296	48,169	22.2	224,255	221,217	236,305	29,160	12.3
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	114,581	5,529	4.8
Other long-term debt	473,195	403,393	69,802	17.3	220,913	222,906	332,167	141,028	42.5
Other liabilities	203,050	167,810	35,240	21.0	186,382	206,030	172,473	30,577	17.7
Total liabilities	17,400,048	17,131,052	268,996	1.6	17,060,524	17,180,860	16,213,160	1,186,888	7.3
Total shareholders' equity	2,603,869	2,530,259	73,610	2.9	2,490,642	2,423,210	2,232,126	371,743	16.7
Total liabilities and shareholders' equity	$20,003,917	$19,661,311	342,606	1.7	$19,551,166	$19,604,070	$18,445,286	1,558,631	8.5

Table 5 - IBERIABANK CORPORATION
TOTAL LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	6/30/2016	3/31/2016	$	%	12/31/2015	9/30/2015	6/30/2015	$	%
Commercial loans:
Real estate	$6,472,001	$6,230,628	241,373	3.9	$6,073,511	$5,979,751	$5,853,751	618,250	10.6
Commercial and Industrial	3,435,809	3,374,382	61,427	1.8	3,444,578	3,302,971	3,216,906	218,903	6.8
Energy-related (Real Estate and Commercial and Industrial) (1)	662,034	731,662	(69,628)	(9.5)	680,766	719,456	787,568	(125,534)	(15.9)
Total commercial loans	10,569,844	10,336,672	233,172	2.3	10,198,855	10,002,178	9,858,225	711,619	7.2

Residential mortgage loans	1,249,062	1,208,391	40,671	3.4	1,195,319	1,189,941	1,169,608	79,454	6.8

Consumer loans:
Home equity	2,129,812	2,091,514	38,298	1.8	2,066,167	2,015,687	1,971,073	158,739	8.1
Indirect automobile	182,223	213,179	(30,956)	(14.5)	246,298	281,649	322,958	(140,735)	(43.6)
Automobile	156,597	164,868	(8,271)	(5.0)	169,571	172,947	173,924	(17,327)	(10.0)
Credit card	78,552	76,756	1,796	2.3	77,843	77,284	74,314	4,238	5.7
Other	356,471	359,864	(3,393)	(0.9)	373,375	377,333	380,461	(23,990)	(6.3)
Total consumer loans	2,903,655	2,906,181	(2,526)	(0.1)	2,933,254	2,924,900	2,922,730	(19,075)	(0.7)
Total loans	$14,722,561	$14,451,244	271,317	1.9	$14,327,428	$14,117,019	$13,950,563	771,998	5.5

Allowance for loan losses	$(147,452)	$(146,557)	(895)	0.6	$(138,378)	$(130,254)	$(128,149)	(19,303)	15.1
Loans, net	14,575,109	14,304,687	270,422	1.9	14,189,050	13,986,765	13,822,414	752,695	5.4

Reserve for unfunded commitments	(13,826)	(14,033)	207	(1.5)	(14,145)	(14,525)	(13,244)	(582)	4.4
Allowance for credit losses	(161,278)	(160,590)	(688)	0.4	(152,523)	(144,779)	(141,393)	(19,885)	14.1

ASSET QUALITY DATA (2)
Non-accrual loans	$173,312	$182,757	(9,445)	(5.2)	$154,425	$165,022	$192,385	(19,073)	(9.9)
Other real estate owned and foreclosed assets	27,220	31,411	(4,191)	(13.3)	34,131	40,450	49,929	(22,709)	(45.5)
Accruing loans more than 90 days past due	1,580	1,068	512	47.9	1,970	2,994	4,607	(3,027)	(65.7)
Total non-performing assets	$202,112	$215,236	(13,124)	(6.1)	$190,526	$208,466	$246,921	(44,809)	(18.1)

Loans 30-89 days past due	$58,852	$59,074	(222)	(0.4)	$35,579	$25,306	$39,005	19,847	50.9

Non-performing assets to total assets	1.00%	1.07%			0.98%	1.07%	1.28%
Non-performing assets to total loans and OREO	1.37	1.49			1.33	1.47	1.76
Allowance for loan losses to non-performing loans (3)	84.3	79.7			88.5	77.5	65.1
Allowance for loan losses to non-performing assets	73.0	68.1			72.6	62.5	51.9
Allowance for loan losses to total loans	1.00	1.01			0.97	0.92	0.92

Quarter-to-date charge-offs	$12,994	$5,560	7,434	133.7	$4,277	$5,245	$4,808	8,186	170.3
Quarter-to-date recoveries	(1,071)	(1,551)	480	(30.9)	(1,358)	(2,790)	(1,034)	(37)	3.6
Quarter-to-date net charge-offs	$11,923	$4,009	7,914	197.4	$2,919	$2,455	$3,774	8,149	215.9

Net charge-offs to average loans (annualized)	0.33%	0.11%			0.08%	0.07%	0.11%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria, including assets acquired in FDIC-assisted transactions.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 6 - IBERIABANK CORPORATION
LEGACY LOANS AND LEGACY ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LEGACY LOANS	6/30/2016	3/31/2016	$	%	12/31/2015	9/30/2015	6/30/2015	$	%
Commercial loans:
Real estate	$5,097,689	$4,771,690	325,999	6.8	$4,504,062	$4,321,723	$4,105,592	992,097	24.2
Commercial and Industrial	3,027,590	2,926,686	100,904	3.4	2,952,102	2,779,503	2,650,799	376,791	14.2
Energy-related (Real Estate and Commercial and Industrial) (1)	659,510	728,778	(69,268)	(9.5)	677,177	713,935	782,312	(122,802)	(15.7)
Total commercial loans	8,784,789	8,427,154	357,635	4.2	8,133,341	7,815,161	7,538,703	1,246,086	16.5

Residential mortgage loans	794,701	730,621	64,080	8.8	694,023	660,543	616,497	178,204	28.9

Consumer loans:
Home equity	1,695,113	1,625,812	69,301	4.3	1,575,643	1,488,796	1,399,005	296,108	21.2
Indirect automobile	182,199	213,141	(30,942)	(14.5)	246,214	281,522	322,767	(140,568)	(43.6)
Automobile	146,394	153,732	(7,338)	(4.8)	157,579	159,928	159,778	(13,384)	(8.4)
Credit card	78,044	76,247	1,797	2.4	77,261	76,716	73,726	4,318	5.9
Other	303,609	301,990	1,619	0.5	306,459	296,592	285,077	18,532	6.5
Total consumer loans	2,405,359	2,370,922	34,437	1.5	2,363,156	2,303,554	2,240,353	165,006	7.4
Total loans	$11,984,849	$11,528,697	456,152	4.0	$11,190,520	$10,779,258	$10,395,553	1,589,296	15.3

Allowance for loan losses	$(106,861)	$(105,574)	(1,287)	1.2	$(93,808)	$(86,400)	$(83,723)	(23,138)	27.6
Loans, net	11,877,988	11,423,123	454,865	4.0	11,096,712	10,692,858	10,311,830	1,566,158	15.2

Reserve for unfunded commitments	(13,826)	(14,033)	207	(1.5)	(14,145)	(14,525)	(13,244)	(582)	4.4
Allowance for credit losses	(120,687)	(119,607)	(1,080)	0.9	(107,953)	(100,925)	(96,967)	(23,720)	24.5

ASSET QUALITY DATA (2)
Non-accrual loans	$95,096	$93,429	1,667	1.8	$50,928	$51,274	$62,739	32,357	51.6
Other real estate owned and foreclosed assets	14,478	17,662	(3,184)	(18.0)	16,491	17,062	20,028	(5,550)	(27.7)
Accruing loans more than 90 days past due	353	125	228	182.4	624	1,521	3,584	(3,231)	(90.2)
Total non-performing assets	$109,927	$111,216	(1,289)	(1.2)	$68,043	$69,857	$86,351	23,576	27.3

Loans 30-89 days past due	$45,906	$42,454	3,452	8.1	$20,109	$15,718	$14,985	30,921	206.3

Non-performing assets to total assets	0.63%	0.65%			0.42%	0.43%	0.55%
Non-performing assets to total loans and OREO	0.92	0.96			0.61	0.65	0.83
Allowance for loan losses to non-performing loans (3)	112.0	112.9			182.0	163.7	126.2
Allowance for loan losses to non-performing assets	97.2	94.9			137.9	123.7	97.0
Allowance for loan losses to total loans	0.89	0.92			0.84	0.80	0.81

Quarter-to-date charge-offs	$11,969	$5,389	6,580	122.1	$3,705	$4,958	$4,446	7,523	169.2
Quarter-to-date recoveries	(775)	(1,247)	472	(37.9)	(1,145)	(2,524)	(941)	166	(17.6)
Quarter-to-date net charge-offs	$11,194	$4,142	7,052	170.3	$2,560	$2,434	$3,505	7,689	219.4
Net charge-offs to average loans (annualized)	0.38%	0.15%			0.09%	0.09%	0.14%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 7 - IBERIABANK CORPORATION
ACQUIRED LOANS AND ACQUIRED ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
ACQUIRED LOANS (1)	6/30/2016	3/31/2016	$	%	12/31/2015	9/30/2015	6/30/2015	$	%
Commercial loans:
Real estate	$1,374,312	$1,458,938	(84,626)	(5.8)	$1,569,449	$1,658,028	$1,748,159	(373,847)	(21.4)
Commercial and Industrial	408,219	447,696	(39,477)	(8.8)	492,476	523,468	566,107	(157,888)	(27.9)
Energy-related (Real Estate and Commercial and Industrial) (2)	2,524	2,884	(360)	(12.5)	3,589	5,521	5,256	(2,732)	(52.0)
Total commercial loans	1,785,055	1,909,518	(124,463)	(6.5)	2,065,514	2,187,017	2,319,522	(534,467)	(23.0)

Residential mortgage loans	454,361	477,770	(23,409)	(4.9)	501,296	529,398	553,111	(98,750)	(17.9)

Consumer loans:
Home equity	434,699	465,702	(31,003)	(6.7)	490,524	526,891	572,068	(137,369)	(24.0)
Indirect automobile	24	38	(14)	(36.8)	84	127	191	(167)	(87.4)
Automobile	10,203	11,136	(933)	(8.4)	11,992	13,019	14,146	(3,943)	(27.9)
Credit card	508	509	(1)	(0.2)	582	568	588	(80)	(13.6)
Other	52,862	57,874	(5,012)	(8.7)	66,916	80,741	95,384	(42,522)	(44.6)
Total consumer loans	498,296	535,259	(36,963)	(6.9)	570,098	621,346	682,377	(184,081)	(27.0)
Total loans	$2,737,712	$2,922,547	(184,835)	(6.3)	$3,136,908	$3,337,761	$3,555,010	(817,298)	(23.0)

Allowance for loan losses	$(40,591)	$(40,983)	392	(1.0)	$(44,570)	$(43,854)	$(44,426)	3,835	(8.6)
Loans, net	2,697,121	2,881,564	(184,443)	(6.4)	3,092,338	3,293,907	3,510,584	(813,463)	(23.2)

ACQUIRED ASSET QUALITY DATA (1) (3)
Non-accrual loans	$78,216	$89,328	(11,112)	(12.4)	$103,497	$113,748	$129,646	(51,430)	(39.7)
Other real estate owned and foreclosed assets	12,742	13,749	(1,007)	(7.3)	17,640	23,388	29,901	(17,159)	(57.4)
Accruing loans more than 90 days past due	1,227	943	284	30.1	1,346	1,473	1,023	204	19.9
Total non-performing assets	$92,185	$104,020	(11,835)	(11.4)	$122,483	$138,609	$160,570	(68,385)	(42.6)

Loans 30-89 days past due	$12,946	$16,620	(3,674)	(22.1)	$15,470	$9,588	$24,020	(11,074)	(46.1)

Non-performing assets to total assets	3.35%	3.50%			3.84%	4.07%	4.42%
Non-performing assets to total loans and OREO	3.35	3.54			3.88	4.12	4.48
Allowance for loan losses to non-performing loans	51.1	45.4			42.5	38.1	34.0
Allowance for loan losses to non-performing assets	44.0	39.4			36.4	31.6	27.7
Allowance for loan losses to total loans	1.48	1.40			1.42	1.31	1.25

Quarter-to-date charge-offs	$1,025	$171	854	499.4	$572	287	$362	663	183.1
Quarter-to-date recoveries	(296)	(304)	8	(2.6)	(213)	(266)	(93)	(203)	218.3
Quarter-to-date net charge-offs/(recoveries)	$729	$(133)	862	(648.1)	$359	$21	$269	460	171.0

Net charge-offs/(recoveries) to average loans (annualized)	0.10%	(0.02)%			0.04%	0.00%	0.03%

(1) For purposes of this table, acquired loans and acquired non-performing assets are presented only. Non-performing assets include all loans meeting non-performing asset criteria.
(2) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(3) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria, including assets acquired in FDIC-assisted transactions.

Table 8 - IBERIABANK CORPORATION
ENERGY-RELATED LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
ENERGY-RELATED LOANS (1)	6/30/2016	3/31/2016	$	%	12/31/2015	9/30/2015	6/30/2015	$	%
E&P	$328,066	$369,725	(41,659)	(11.3)	$314,381	$335,837	$380,462	(52,396)	(13.8)
Midstream	123,687	130,556	(6,869)	(5.3)	116,623	122,863	143,985	(20,298)	(14.1)
Service	210,281	231,381	(21,100)	(9.1)	249,762	260,756	263,121	(52,840)	(20.1)
Total loans	$662,034	$731,662	(69,628)	(9.5)	$680,766	$719,456	$787,568	(125,534)	(15.9)

E&P	$572,267	$677,258	(104,991)	(15.5)	$717,109	$753,505	$800,035	(227,768)	(28.5)
Midstream	201,555	206,504	(4,949)	(2.4)	204,326	200,893	244,086	(42,531)	(17.4)
Service	295,591	329,282	(33,691)	(10.2)	369,751	422,324	454,708	(159,117)	(35.0)
Total commitments	$1,069,413	$1,213,044	(143,631)	(11.8)	$1,291,186	$1,376,722	$1,498,829	(429,416)	(28.7)

Total loans	$14,722,561	$14,451,244	271,317	1.9	$14,327,428	$14,117,019	$13,950,563	771,998	5.5
Energy outstandings as a % of total loans	4.5%	5.1%			4.8%	5.1%	5.6%
Energy commitments as a % of total commitments	5.4%	6.3%			6.8%	7.4%	8.1%

Allowance for loan losses	$(33,040)	$(38,495)	5,455	(14.2)	$(23,987)	$(15,335)	$(12,177)	(20,863)	171.3
Reserve for unfunded commitments	(2,223)	(903)	(1,320)	146.2	(2,666)	(3,633)	$(2,905)	682	(23.5)
Allowance for credit losses	(35,263)	(39,398)	4,135	(10.5)	(26,653)	(18,968)	(15,082)	(20,181)	133.8

ASSET QUALITY DATA (2)
Non-accrual loans	$60,814	$46,233	14,581	31.5	$8,449	$4,870	$1,329	59,485	N/M
Other real estate owned and foreclosed assets	—	—	—	—	—	—	—	—	—
Accruing loans more than 90 days past due	—	—	—	—	—	—	3,434	(3,434)	(100.0)
Total non-performing assets	$60,814	$46,233	14,581	31.5	$8,449	$4,870	$4,763	56,051	N/M

Loans 30-89 days past due	$3,055	$—	3,055	100.0	$15	$477	$—	3,055	100.0

Non-performing assets to total loans and OREO	9.19%	6.32%			1.24%	0.68%	0.60%
Allowance for loan losses to non-performing loans (3)	54.3	83.3			283.9	314.9	255.7

Allowance for loan losses to non-performing assets	54.3	83.3	283.9	314.9	255.7
Allowance for loan losses to total loans	4.99	5.26	3.52	2.13	1.55

Quarter-to-date charge-offs	$7,715	$—	$—	$—	$—
Quarter-to-date recoveries	—	—	—	—	—
Quarter-to-date net charge-offs	$7,715	$—	$—	$—	$—
Net charge-offs to average loans (annualized)	4.44%	0.00%	0.00%	0.00%	0.00%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

N/M = not meaningful

TABLE 9 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2016			3/31/2016			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Yield/Rate
Earning assets:
Commercial loans (TE) (1)	$10,458,822	$114,588	4.39%	$10,250,555	$113,417	4.43%	(4)
Residential mortgage loans	1,221,254	13,781	4.51	1,202,692	13,429	4.47	4
Consumer loans	2,890,869	37,200	5.18	2,901,163	37,145	5.15	3
Total loans (TE) (1)	14,570,945	165,569	4.55	14,354,410	163,991	4.58	(3)
Loss share receivable	32,189	(4,163)	(51.16)	37,360	(4,386)	(46.44)	(472)
Total loans and loss share receivable	14,603,134	161,406	4.43	14,391,770	159,605	4.45	(2)
Mortgage loans held for sale	211,468	1,850	3.50	160,873	1,401	3.48	2
Investment securities (2)	2,856,805	14,663	2.18	2,866,974	15,212	2.25	(7)
Other earning assets	483,597	775	0.64	453,737	718	0.64	—
Total earning assets	18,155,004	178,694	3.97	17,873,354	176,936	3.99	(2)
Allowance for loan losses	(149,037)			(141,393)
Non-earning assets	1,997,950			1,929,350
Total assets	$20,003,917			$19,661,311

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,911,510	2,080	0.29	$2,859,940	1,940	0.27	2
Savings and money market accounts	6,486,242	5,527	0.34	6,598,838	5,640	0.34	—
Certificates of deposit	2,117,711	4,309	0.82	2,098,032	4,354	0.83	(1)
Total interest-bearing deposits (3)	11,515,463	11,916	0.42	11,556,810	11,934	0.42	—
Short-term borrowings	624,302	662	0.42	494,670	485	0.39	3
Long-term debt	593,305	3,363	2.24	523,503	3,114	2.35	(11)
Total interest-bearing liabilities	12,733,070	15,941	0.50	12,574,983	15,533	0.49	1
Non-interest-bearing deposits	4,463,928			4,388,259
Non-interest-bearing liabilities	203,050			167,810
Total liabilities	17,400,048			17,131,052
Total shareholders' equity	2,603,869			2,530,259
Total liabilities and shareholders' equity	$20,003,917			$19,661,311

Net interest income/Net interest spread		$162,753	3.47%		$161,403	3.50%	(3)
Tax-equivalent benefit		2,332	0.05		2,361	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$165,085	3.61%		$163,764	3.64%	(3)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate. .
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended June 30, 2016 and March 31, 2016 total 0.30% for both periods.

TABLE 9 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2015			9/30/2015			6/30/2015
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate
Earning assets:
Commercial loans (TE) (1)	$10,062,680	$114,153	4.50%	$9,915,593	$110,282	4.41%	$9,277,141	$103,272	4.46%
Residential mortgage loans	1,193,488	12,819	4.30	1,180,725	13,156	4.46	1,187,166	14,379	4.84
Consumer loans	2,928,982	36,553	4.95	2,913,283	36,477	4.97	2,833,417	35,684	5.05
Total loans (TE) (1)	14,185,150	163,525	4.57	14,009,601	159,915	4.53	13,297,724	153,335	4.62
Loss share receivable	41,205	(4,490)	(42.63)	47,190	(5,600)	(46.43)	55,751	(7,398)	(52.50)
Total loans and loss share receivable	14,226,355	159,035	4.44	14,056,791	154,315	4.36	13,353,475	145,937	4.38
Mortgage loans held for sale	169,616	1,422	3.35	200,895	1,847	3.68	202,691	1,380	2.72
Investment securities (2)	2,901,388	15,149	2.21	2,697,617	13,729	2.16	2,469,050	12,191	2.08
Other earning assets	390,571	1,045	1.06	756,277	1,186	0.62	663,071	1,037	0.63
Total earning assets	17,687,930	176,651	3.99	17,711,580	171,077	3.86	16,688,287	160,545	3.87
Allowance for loan losses	(135,209)			(130,367)			(129,069)
Non-earning assets	1,998,445			2,022,857			1,886,068
Total assets	$19,551,166			$19,604,070			$18,445,286

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,720,128	1,861	0.27	$2,655,069	1,725	0.26	$2,639,140	1,765	0.27
Savings and money market accounts	6,899,090	6,172	0.35	7,104,789	6,459	0.36	6,228,052	5,058	0.33
Certificates of deposit	2,213,557	4,727	0.85	2,343,794	5,040	0.85	2,331,537	4,959	0.85
Total interest-bearing deposits (3)	11,832,775	12,760	0.43	12,103,652	13,224	0.43	11,198,729	11,782	0.42
Short-term borrowings	240,365	98	0.16	262,250	116	0.17	461,742	220	0.19
Long-term debt	341,022	2,633	3.02	343,016	2,620	2.99	446,748	2,866	2.54
Total interest-bearing liabilities	12,414,162	15,491	0.49	12,708,918	15,960	0.50	12,107,219	14,868	0.49
Non-interest-bearing deposits	4,459,980			4,265,912			3,933,468
Non-interest-bearing liabilities	186,382			206,030			172,473
Total liabilities	17,060,524			17,180,860			16,213,160
Total shareholders' equity	2,490,642			2,423,210			2,232,126
Total liabilities and shareholders' equity	$19,551,166			$19,604,070			$18,445,286

Net interest income/Net interest spread		$161,160	3.50%		$155,117	3.36%		$145,677	3.38%
Tax-equivalent benefit		2,384	0.05		2,185	0.05		1,996	0.05
Net interest income (TE)/Net interest margin (TE) (1)		$163,544	3.64%		$157,302	3.50%		$147,673	3.52%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended December 31, 2015, September 30, 2015, and June 30, 2015 total 0.31%, 0.32% and 0.31%, respectively.

TABLE 10 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Six Months Ended
	6/30/2016			6/30/2015			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Yield/Rate
Earning assets:
Commercial loans (TE) (1)	$10,354,688	$228,005	4.41%	$8,583,814	$186,916	4.39%	2
Residential mortgage loans	1,211,973	27,210	4.49	1,143,584	27,974	4.89	(40)
Consumer loans	2,896,016	74,345	5.16	2,708,227	68,636	5.11	5
Total loans (TE) (1)	14,462,677	329,560	4.57	12,435,625	283,526	4.59	(2)
Loss share receivable	34,775	(8,549)	(48.63)	60,929	(13,411)	(43.78)	(485)
Total loans and loss share receivable	14,497,452	321,011	4.44	12,496,554	270,115	4.36	8
Mortgage loans held for sale	186,170	3,251	3.49	168,189	2,895	3.44	5
Investment securities (2)	2,861,890	29,875	2.21	2,388,733	24,287	2.15	6
Other earning assets	468,667	1,493	0.64	533,505	1,833	0.69	(5)
Total earning assets	18,014,179	355,630	3.98	15,586,981	299,130	3.88	10
Allowance for loan losses	(145,215)			(128,795)
Non-earning assets	1,963,650			1,750,135
Total assets	$19,832,614			$17,208,321

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,885,726	4,021	0.28	$2,552,431	3,317	0.26	2
Savings and money market accounts	6,542,540	11,166	0.34	5,534,999	8,432	0.31	3
Certificates of deposit	2,107,871	8,663	0.83	2,241,492	9,371	0.84	(1)
Total interest-bearing deposits (3)	11,536,137	23,850	0.42	10,328,922	21,120	0.41	1
Short-term borrowings	559,486	1,147	0.41	603,612	583	0.19	22
Long-term debt	558,404	6,477	2.29	435,186	5,946	2.72	(43)
Total interest-bearing liabilities	12,654,027	31,474	0.50	11,367,720	27,649	0.49	1
Non-interest-bearing deposits	4,426,093			3,624,628
Non-interest-bearing liabilities	185,430			154,077
Total liabilities	17,265,550			15,146,425
Total shareholders' equity	2,567,064			2,061,896
Total liabilities and shareholders' equity	$19,832,614			$17,208,321

Net interest income/Net interest spread		$324,156	3.48%		$271,481	3.39%	9
Tax-equivalent benefit		4,692	0.05		4,036	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$328,848	3.63%		$275,517	3.53%	10

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the six months ended June 30, 2016 and 2015 total 0.30% and 0.31%, respectively.

Table 11 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	6/30/2016			3/31/2016			12/31/2015			9/30/2015			6/30/2015
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$118	$11,737	4.00%	$115	$11,319	4.02%	$109	$10,949	3.92%	$105	$10,571	3.90%	$99	$10,147	3.88%
Acquired loans (1)	43	2,866	6.01	45	3,073	5.84	50	3,277	5.97	49	3,486	5.59	47	3,206	5.82
Total loans	$161	$14,603	4.45%	$160	$14,392	4.46%	$159	$14,226	4.44%	$154	$14,057	4.36%	$146	$13,353	4.38%

	6/30/2016			3/31/2016			12/31/2015			9/30/15			6/30/2015
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans (1)	(9)	84	(1.33)	(7)	86	(1.04)	(11)	87	(1.41)	(8)	92	(0.90)	(9)	85	(1.23)
Total loans	$(9)	$84	(0.26)%	$(7)	$86	(0.21)%	$(11)	$87	(0.33)%	$(8)	$92	(0.24)%	$(9)	$85	(0.30)%

	6/30/2016			3/31/2016			12/31/2015			9/30/15			6/30/2015
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$118	$11,737	4.00%	$115	$11,319	4.02%	$109	$10,949	3.92%	$105	$10,571	3.90%	$99	$10,147	3.88%
Acquired loans (1)	34	2,950	4.68	38	3,159	4.80	39	3,364	4.56	41	3,578	4.69	38	3,291	4.58
Total loans	$152	$14,687	4.19%	$153	$14,478	4.25%	$148	$14,313	4.11%	$146	$14,149	4.12%	$137	$13,438	4.08%

(1) Acquired loans include the impact of the FDIC Indemnification Asset.

Table 12 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2016			3/31/2016			12/31/2015
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income available to common shareholders (GAAP)	$76,300	$49,956	$1.21	$64,891	$40,193	$0.97	$62,977	$44,407	$1.08

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(1,789)	(1,163)	(0.03)	(196)	(127)	—	(157)	(102)	—

Non-interest expense adjustments:
Merger-related expense	—	—	—	3	2	—	(166)	(108)	—
Severance expense	140	91	—	454	295	0.01	1,842	1,197	0.03
Impairment of long-lived assets, net of (gain) loss on sale	(1,256)	(816)	(0.02)	1,044	679	0.01	3,396	2,207	0.05
Other non-core non-interest expense	1,177	765	0.02	1,091	709	0.02	(208)	(135)	—
Total non-interest expense adjustments	61	40	—	2,592	1,685	0.04	4,864	3,161	0.08
Income tax benefits	—	—	—	—	—	—	—	(2,041)	(0.05)
Core earnings (Non-GAAP)	74,572	48,833	1.18	67,287	41,751	1.01	67,684	45,425	1.11
Provision for loan losses	11,866	7,712	0.19	14,905	9,688	0.24	11,711	7,612	0.19
Core pre-provision earnings (Non-GAAP)	$86,438	$56,545	$1.37	$82,192	$51,439	$1.25	$79,395	$53,037	$1.30

	For the Three Months Ended
	9/30/2015			6/30/2015
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income available to common shareholders (GAAP)	$62,565	$42,475	$1.03	$45,191	$30,836	$0.79

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(2,221)	(1,444)	(0.04)	(1,266)	(823)	(0.02)

Non-interest expense adjustments:
Merger-related expense	2,212	1,438	0.04	12,732	8,392	0.22
Severance expense	304	198	—	406	264	0.01
Impairment of long-lived assets, net of (gain) loss on sale	1,713	1,113	0.03	1,571	1,021	0.03
Other non-core non-interest expense	242	157	—	2,050	1,333	0.03
Total non-interest expense adjustments	4,471	2,906	0.07	16,759	11,010	0.29
Income tax benefits	—	—	—	—	—	—
Core earnings (Non-GAAP)	64,815	43,937	1.07	60,684	41,023	1.05
Provision for loan losses	5,062	3,291	0.08	8,790	5,713	0.15
Core pre-provision earnings (Non-GAAP)	$69,877	$47,228	$1.15	$69,474	$46,736	$1.20
(1) After-tax amounts calculated using a tax rate of 35%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.

Table 12 Continued - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Six Months Ended
	6/30/2016			6/30/2015
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income available to common shareholders (GAAP)	$141,191	$90,149	$2.18	$81,396	$55,962	$1.54

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(1,985)	(1,290)	(0.03)	(1,655)	(1,075)	(0.03)

Non-interest expense adjustments:
Merger-related expense	3	2	—	22,028	14,531	0.40
Severance expense	594	386	0.01	447	291	0.01
Impairment of long-lived assets, net of (gain) loss on sale	(212)	(137)	(0.01)	2,150	1,397	0.04
Other non-core non-interest expense	2,268	1,474	0.04	2,500	1,625	0.05
Total non-interest expense adjustments	2,653	1,725	0.04	27,125	17,844	0.50
Income tax benefits	—	—	—	—	—	—
Core earnings (Non-GAAP)	141,859	90,584	2.19	106,866	72,731	2.00
Provision for loan losses	26,771	17,400	0.43	14,135	9,188	0.26
Core pre-provision earnings (Non-GAAP)	$168,630	$107,984	$2.62	$121,001	$81,919	$2.26
(1) After-tax amounts calculated using a tax rate of 35%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.

Table 13 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Net interest income (GAAP)	$162,753	$161,403	$161,160	$155,117	$145,677
Add: Effect of tax benefit on interest income	2,332	2,361	2,384	2,185	1,996
Net interest income (TE) (Non-GAAP) (1)	165,085	163,764	163,544	157,302	147,673

Non-interest income (GAAP)	64,917	55,845	52,503	57,478	61,513
Add: Effect of tax benefit on non-interest income	760	647	590	589	579
Non-interest income (TE) (Non-GAAP) (1)	65,677	56,492	53,093	58,067	62,092
Taxable equivalent revenues (Non-GAAP) (1)	230,762	220,256	216,637	215,369	209,765
Securities gains and other non-interest income	(1,789)	(196)	(157)	(2,221)	(1,266)
Core taxable equivalent revenues (Non-GAAP) (1)	$228,973	$220,060	$216,480	$213,148	$208,499

Total non-interest expense (GAAP)	$139,504	$137,452	$138,975	$144,968	$153,209
Less: Intangible amortization expense	2,109	2,113	1,795	2,338	2,155
Tangible non-interest expense (Non-GAAP) (2)	137,395	135,339	137,180	142,630	151,054
Less: Merger-related expense	—	3	(166)	2,212	12,732
Severance expense	140	454	1,842	304	406
(Gain) Loss on sale of long-lived assets, net of impairment	(1,256)	1,044	3,396	1,713	1,571
Other non-core non-interest expense	1,177	1,091	(208)	242	2,050
Core tangible non-interest expense (Non-GAAP) (2)	$137,334	$132,747	$132,316	$138,159	$134,295

Return on average assets (GAAP)	1.00%	0.82%	0.90%	0.86%	0.67%
Effect of non-core revenues and expenses	(0.02)	0.03	0.02	0.03	0.22
Core return on average assets (Non-GAAP)	0.98%	0.85%	0.92%	0.89%	0.89%

Efficiency ratio (GAAP)	61.3%	63.3%	65.0%	68.2%	73.9%
Effect of tax benefit related to tax-exempt income	(0.8)	(0.9)	(0.8)	(0.9)	(0.9)
Efficiency ratio (TE) (Non-GAAP) (1)	60.5%	62.4%	64.2%	67.3%	73.0%
Effect of amortization of intangibles	(0.9)	(1.0)	(0.8)	(1.1)	(1.0)
Effect of non-core items	0.4	(1.1)	(2.3)	(1.4)	(7.6)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	60.0%	60.3%	61.1%	64.8%	64.4%

Return on average common equity (GAAP)	8.05%	6.59%	7.30%	7.09%	5.54%
Effect of intangibles (2)	3.85	3.30	3.65	3.73	2.93
Effect of non-core revenues and expenses	(0.26)	0.37	0.25	0.36	2.67
Core return on average tangible common equity (Non-GAAP) (2)	11.64%	10.26%	11.20%	11.18%	11.14%

Total shareholders' equity (GAAP)	$2,637,597	$2,547,909	$2,498,835	$2,483,201	$2,365,284
Less: Goodwill and other intangibles	759,966	764,730	761,871	762,500	761,809
Preferred stock	132,098	76,812	76,812	77,463	—
Tangible common equity (Non-GAAP) (2)	$1,745,533	$1,706,367	$1,660,152	$1,643,238	$1,603,475

Total assets (GAAP)	$20,160,855	$20,092,563	$19,504,068	$19,534,225	$19,238,928
Less: Goodwill and other intangibles	759,966	764,730	761,871	762,500	761,809
Tangible assets (Non-GAAP) (2)	$19,400,889	$19,327,833	$18,742,197	$18,771,725	$18,477,119
Tangible common equity ratio (Non-GAAP) (2)	9.00%	8.83%	8.86%	8.75%	8.68%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.